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                                                                   EXHIBIT 23.1



                      Tourville, Simpson & Caskey, L.L.P.
                          CERTIFIED PUBLIC ACCOUNTANTS

                            Columbia, South Carolina

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the inclusion of our report dated January 26, 2000 (except as to the notes to the financial statements, as to which the date is September 15, 2000) on the financial statements of Sun Bancshares, Inc., at December 31, 1999 and for the period then ended, in the Form SB-2 Registration Statement as filed by Sun Bancshares, Inc., under the Securities Act of 1933 and the reference to us under the caption "Experts" in the same Form SB-2 Registration Statement.


/s/ Tourville, Simpson & Caskey, L.L.P.

Tourville, Simpson & Caskey, L.L.P.
Columbia, South Carolina
September 15, 2000